UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

Hepion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Identification No.)

34 Shrewsbury Ave., Suite 1D

Red Bank, NJ 07701

(Address of principal executive offices)

(732) 902-4000

(Registrant’s telephone number, including area code)

55 Madison Ave., Suite 400-PMB# 4362

Morristown, NJ 07960

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	HEPA	OTC QB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2026, Dr. Kaouthar Lbiati, the Chief Executive Officer of Hepion Pharmaceuticals, Inc. (the “Company”) informed the Board of Directors (the “Board”) of the Company that she was resigning as Chief Executive Officer for personal reasons, effective immediately.

On March 16, 2026, the Board approved the appointment of Gary Stetz as interim Chief Executive Officer of the Company and director and appointed Vincent LoPriore as Executive Chairman, Sireesh Appajosyula as director and Chase LoPriore as director.

There are no arrangements or understandings between Messrs. Stetz, V. LoPriore, Appajosyula and C. LoPriore and any other person pursuant to which such person was selected as an officer or director of the Company, as the case may be, and there is no family relationship between any of Mr. Stetz, Mr. V. LoPriore, Mr. Appajosyula and Mr. C. LoPriore and any of the Company’s other directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2026	Hepion Pharmaceuticals, Inc.

	By:	/s/ Gary Stetz
Gary Stetz
Interim Chief Executive Officer

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